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                                                        EXHIBIT 11

                                            Falcon Products, Inc. and Subsidiaries
                                            --------------------------------------

                                               COMPUTATION OF EARNINGS PER SHARE
                                                          (Unaudited)

                                                  Thirteen Weeks Ended                           Thirty-Nine Weeks Ended
                                            --------------------------------                ----------------------------------
                                             July 27,              July 29,                  July 27,                July 29,
Primary Earnings Per Share:                    1996                  1995                      1996                    1995
- ---------------------------                 ----------            ----------                ----------              ----------

Net earnings                                $2,045,107            $1,917,086                $5,795,087              $4,938,423
                                            ==========            ==========                ==========              ==========
Average number of common shares
   outstanding                               9,644,336             9,512,011                 9,588,155               9,478,212

Assumed exercise of options
   (treasury stock method)                     232,842               255,080                   203,389                 234,919
                                            ----------            ----------                ----------              ----------

Shares for primary computation               9,877,178             9,767,091                 9,791,544               9,713,131
                                            ==========            ==========                ==========              ==========

Earnings per share                                $.21                  $.20                      $.59                    $.51
                                                  ====                  ====                      ====                    ====



Fully Diluted Earnings Per Share:
- ---------------------------------

Net earnings                                $2,045,107            $1,917,086                $5,795,087              $4,938,423
                                            ==========            ==========                ==========              ==========

Average number of common shares
   outstanding                               9,650,993             9,512,011                 9,668,661               9,478,212

Assumed exercise of options
   (treasury stock method)                     232,842               255,080                   226,343                 270,793
                                            ----------            ----------                ----------              ----------

Shares for fully diluted computation         9,883,835             9,767,091                 9,895,004               9,749,005
                                            ==========            ==========                ==========              ==========

Fully diluted earnings per share                  $.21                  $.20                      $.59                    $.51
                                                  ====                  ====                      ====                    ====



NOTE: Share data has been adjusted to reflect the effects of the December 13, 1995, 10% stock dividend.
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